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                                                                    EXHIBIT 10.5

                             FORM OF PROMISSORY NOTE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THIS NOTE ALSO IS SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER BY THE HOLDER HEREOF AS SET FORTH HEREIN.

                          SUBORDINATED PROMISSORY NOTE

$_____________                                       Dated: April 15, 2003
                                                     New York, New York

FOR VALUE RECEIVED, SportRack, LLC, a Delaware limited liability company ("SPORTRACK") and Valley Industries, LLC, a Delaware limited liability company ("VALLEY", and together with SportRack, the "ISSUERS", and each individually, an "ISSUER"), each HEREBY PROMISES TO PAY, jointly and severally to _______________ (the "HOLDER"), or permitted registered assigns, the principal amount of ______________________ DOLLARS ($___________), or such other principal amount which may be outstanding hereunder as a result of the capitalization of interest, payments or prepayments, on the Final Maturity Date (as defined below), together with interest on the unpaid principal amount hereof outstanding from time to time until paid in full at a rate per annum equal to twelve percent (12%), and at a rate per annum equal to 2% above such interest rate (the "DEFAULT INTEREST RATE") on any overdue principal and on any overdue interest, from the date thereof until the obligation of the Issuers with respect to the payment thereof shall be discharged, in lawful money of the United States of America in immediately available funds at the address of the Holder set forth in the Purchase Agreement or at such other address as the Holder may designate by notice hereunder to the Issuers. For the avoidance of doubt, principal and interest shall be deemed to be "overdue" if such principal or interest is not paid on or before their due date, without any consideration given as to the reason why such payment was not made on such date, including, without limitation, by reason of Section 2 hereof or otherwise. Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Purchase Agreement (as defined below).

          This Note is one of the Promissory Notes referred to in the Purchase Agreement (as defined below).

          Interest on the outstanding principal of this Note shall be capitalized quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 2003, and, accordingly, shall increase the principal amount hereof on each such date. Notwithstanding any other provision of this Note, interest becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law. All interest shall be computed on the basis of a 365 or 366 day year for the actual number of days (including the first day but excluding the last day) elapsed.

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          The Holder may not sell, assign, or otherwise transfer or dispose of, in whole or in part, any interest in this Note, other than to an Affiliate of the Holder, without the prior written consent of the Issuers until June 30, 2007, or for such longer period until any claim against the Sellers under the Purchase Agreement remains unresolved or unpaid if any such claim exists on such date; PROVIDED, HOWEVER, that prior to any such sale, assignment, transfer or disposition, such Affiliate or other permitted transferee shall acknowledge in writing to the Issuers the set-off right of CHAAS Acquisition set forth in
Section 6.2 hereof and the subordination of the obligations hereunder to Senior Indebtedness as provided herein. Notwithstanding the foregoing, Section 2 and
Section 6.2 shall survive any sale, assignment or other transfer or disposition of all or any interest in this Note in violation of the foregoing sentence, and
Section 2 and Section 6.2 hereof shall be binding upon the successors and assigns of the Holder.

          One of the Issuers shall maintain at its office a register for recording the name and address of the Holder of each Note. No assignment or other sale, disposition or transfer of this Note or any other Note shall be effective unless and until such Issuer is notified in writing of such assignment or other sale, disposition or transfer and such assignment, sale, disposition or transfer is reflected in such register by recording the identity of the assignee or transferee of such Note in such register. Such Issuer shall reflect in such register any such assignment, sale, disposition or transfer upon written notice thereof from the Holder. Such Issuer shall treat the person whose name is recorded in the register as the holder of this Note (and any other Note) as the holder of this Note (and each such other Note) for all purposes.

     Section 1.  DEFINITIONS.

          As used in this Note, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to the singular, plural, masculine, feminine and neuter forms of such terms:

          "ADJUSTED CONSOLIDATED EBITDA" means, for any period, the net income (or net loss) of CHAAS Acquisition and its consolidated Subsidiaries, determined in accordance with GAAP, plus (a) any provision for (or less any benefit from) Income Taxes, (b) any deduction for interest expense, net of interest income and
(c) depreciation and amortization expense (including the amortization of capitalized tooling that is customer owned and non-reimbursed), and as adjusted for the following items (to the extent that they are reflected in net income or net loss):

          (i) elimination of: (A) all extraordinary gains and losses determined in accordance with GAAP (APB 30), (B) gains and losses from sales or dispositions of property and equipment or other fixed assets, (C) all non-recurring income and expense items not incurred in the ordinary course of business to the extent included in the determination of net income for the relevant determination period and (D) foreign currency transaction gains and losses, to the extent included in the determination of net income for the relevant determination period;

          (ii) add-back for all management fees (but not reimbursed or advanced expenses) paid or accrued to members of the Castle Harlan Group, pursuant to the Management Agreement or otherwise and all expenses of CHAAS Acquisition or any member of the Castle Harlan Group that were paid by the Company in connection with the Transaction (as defined in the Purchase Agreement) and all transactions occurring in connection with the Closing to the

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extent such expenses are included in the determination of net income for the relevant determination period;

          (iii) elimination of any income statement impact from the reserve established by the Company in connection with the G3.0 Model Recall, to the extent losses arising from the G3.0 Model Recall are actually paid for or reimbursed by the Sellers or are subject to a continuing obligation of indemnification of the Sellers pursuant to Article IX under the Purchase Agreement under which the Sellers are not in default in respect thereof; and

          (iv) elimination of any income statement impact in respect of fees and expenses of law firms, accounting firms and other advisors paid or accrued by the Company in connection with the negotiation of the Transaction (as defined in the Purchase Agreement) to the extent such fees and expenses are taken into account in computing Net Indebtedness (as defined in the Purchase Agreement) as of the date of issuance of this Note under the Purchase Agreement or are otherwise treated as current liabilities in the determination of Adjusted Working Capital in accordance with the Purchase Agreement and Exhibit J thereto.

          Each of the financial accounting terms used in this definition of Adjusted Consolidated EBITDA shall be determined in accordance with GAAP, to the extent such items are addressed by GAAP.

          "AFFILIATE" means, with respect to any specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person (it being understood that a Person shall be deemed to "control" another Person, for purposes of this definition, if such Person directly or indirectly has the power to direct or cause the direction of the management and policies of such other Person, whether through holding beneficial ownership interests in such other Person, through contracts or otherwise). For purposes of a natural person, an Affiliate shall also mean (i) the spouse or any lineal descendant (including adopted children) of such person or (ii) any Person acting as custodian or trustee for (A) any trust solely for the benefit of such person or the spouse or lineal descendants (including adopted children) of such person, (B) any family trust, partnership or limited liability company established solely for the benefit of such person or such person's spouse or lineal descendants (including adopted children) or for estate planning purposes, provided such trust, family trust, partnership or limited liability company remains under the control of such person, or (C) the estate of such person.

          "CASTLE HARLAN GROUP" means CHP IV, CHI and any other accounts or funds managed by CHI or any Affiliate of CHI, other than members of the CHAAS Group.

          "CHAAS ACQUISITION" means CHAAS Acquisitions, LLC, a Delaware limited liability company.

          "CHAAS GROUP" means CHAAS Acquisition and its direct and indirect Subsidiaries.

          "CHANGE IN CONTROL" means the initial event or series of events, other than, for the avoidance of doubt, the Transaction (as defined in the Purchase Agreement) in which:

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                 (a)   any Persons who are not Equityholders as of the date
hereof shall become the direct or indirect beneficial owners (within the meaning of Section 13(d) of the Exchange Act) of equity interests in CHAAS Acquisition which represent a majority of the voting power of all classes of equity interests of CHAAS Acquisition taken together as one class, except pursuant to an underwritten Public Offering of such equity interests by CHAAS Acquisition; or

                 (b) there shall occur a sale or other disposition of all or substantially all of the assets of CHAAS Acquisition, other than to CHAAS Acquisition and/or to one or more Subsidiaries of CHAAS Acquisition that are and that remain a corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity and more than 50% of the ordinary voting power or more than 50% of the general partnership interests are owned by CHAAS Acquisition or any Subsidiaries of CHAAS Acquisition; or

                 (c) so long as no Change in Control has occurred under clauses (a) or (b) above at such time, CHP IV, John K. Castle or Leonard M. Harlan shall cease to have the right to designate and elect a majority of the members of the Board of Managers of CHAAS Acquisition; or

                 (d)   a CHP IV Distribution has occurred.

          "CHI" means Castle Harlan, Inc., a Delaware corporation.

          "CHP IV" means Castle Harlan Partners IV, L.P., a Delaware limited partnership.

          "CHP IV DISTRIBUTION" shall mean the distribution by CHP IV of all of its equity interests in CHAAS Acquisition (or the securities issued in respect thereof or in exchange therefor) to its limited partners, other than by reason of the dissolution, liquidation or termination of CHP IV.

          "COMMON UNITS" means the common units and any other equity interests of CHAAS Acquisition, the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any equity interests entitled to a preference.

          "COMPANY" means Advanced Accessory Systems, LLC, a Delaware limited liability company.

          "DESIGNATED CHP SALE" means a sale of equity interests or assets, directly or indirectly, of CHAAS Acquisition, in a single transaction or a series of related transactions, that does not constitute a Change in Control under clauses (a) or (b) of such definition in which the Castle Harlan Group sells to one or more unaffiliated third parties or, in the context of an asset sale where proceeds therefrom are distributed to member(s) of the Castle Harlan Group, where Castle Harlan Group member(s) receive payments (excluding in all cases, tax distributions and management fees paid or payable to members of the Castle Harlan Group) in respect of its equity interests in CHAAS Acquisition, whether in the form of distributions, the redemption of equity interests, or the repayment or prepayment of Indebtedness held by members of the Castle Harlan

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Group that is, by its terms, convertible into or exercisable or exchangeable for equity securities of CHAAS Acquisition or any of its Subsidiaries, but excluding in all cases any Indebtedness held by any member of the Castle Harlan Group under the Senior Subordinated Loan Document outstanding or in effect on the date hereof, with a dollar value equal to at least one-third of its economic equity interest, whether in the form of Common Units, Preferred Units or otherwise, in CHAAS Acquisition or any of its Subsidiaries as of the date of the sale (when combined with prior sales), it being understood and agreed that, for the avoidance of doubt, any benefit to the Buyer or any of its Subsidiaries arising from any Designated CHP Sale, including an increase in cash or Cash Equivalents (as defined in the Purchase Agreement) or reduction in Indebtedness of the Buyer or any of its Subsidiaries, shall not constitute an "indirect" dividend, distribution or proceed to any member of the Castle Harlan Group; PROVIDED, HOWEVER, that in determining whether such one-third threshold has been satisfied, the value of the interests of the Castle Harlan Group shall be calculated based on the value allocated to such interests at the time any such interests were sold in the Designated CHP Sale (with all interests of the same kind that were not sold in the Designated CHP Sale being calculated on the same basis), or, for any portion of the equity interests that has not been attributed a value that may be clearly extrapolated from the express provisions of the agreements or instruments governing the Designated CHP Sale, the price allocated to such interests at the time acquired.

          "DESIGNATED PUBLIC OFFERING" means a Public Offering that does not constitute a Change in Control in which or in connection with which the Castle Harlan Group has sold or has redeemed at least one-third of its economic equity interest, whether in the form of Common Units, Preferred Units or otherwise, in CHAAS Acquisition or any of its Subsidiaries, (when combined with prior sales) as of the date of the Designated Public Offering; PROVIDED, HOWEVER, that in determining whether such one-third threshold has been satisfied, the value of the interests of the Castle Harlan Group shall be calculated based on the price allocated to any such interests at the time such interests were sold or redeemed in, or in connection with, the Designated Public Offering, (with all interests of the same kind that were not sold in the Designated Public Offering being calculated on the same basis) or, for any portion of the equity interests that have not been attributed a value that may be clearly extrapolated from the express provisions of the agreements or instruments governing the Designated Public Offering, the price allocated to such interests at the time acquired.

          "ENFORCEMENT ACTION" shall mean (a) to take from or for the account of any Issuer or any guarantor or any other obligor on the Subordinated Indebtedness, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Issuer or any such guarantor or obligor with respect to the Subordinated Indebtedness, other than the capitalizing of interest in accordance with the terms hereof and the set-off of payments due hereunder as provided in Section 6.2 hereof, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Issuer or any such guarantor or obligor to (i) enforce payment of or to collect the whole or any part of the Subordinated Indebtedness or (ii) commence judicial enforcement of any of the rights and remedies under this Note or under any guaranty hereof or other agreement or applicable law with respect to the Subordinated Indebtedness, (c) accelerate the Subordinated Indebtedness,
(d) exercise any put option or to cause any Issuer or any such guarantor or obligor to honor any redemption or mandatory prepayment obligation under this Note or under any guaranty hereof or any other agreement related to the Subordinated Indebtedness or (e) to take any action under the provisions of any

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state or federal law, including, without limitation, the Uniform Commercial
Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Issuer or any such guarantor or obligor to satisfy obligations hereunder.

          "EQUITYHOLDERS" means holders of equity interests of CHAAS Acquisition, or any member of the Castle Harlan Group and their respective Affiliates but only to the extent the foregoing hold interests in CHAAS Acquisition, the voting control over which interests is vested with an officer, director or senior employee of CHI.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "FINAL MATURITY DATE" means January 17, 2011; PROVIDED that the Final Maturity Date shall automatically be extended, without further action on the part of any Person, to the date 91 days after the scheduled maturity date under any Senior Indebtedness incurred or created after the date of the issuance of this Note to refinance or replace the Indebtedness owing under the Senior Subordinated Loan Document in effect on the date hereof but in no event shall the Final Maturity Date extend beyond October 17, 2011.

          "G3.0 MODEL RECALL" means the recall initiated by Volvo, Saab and Volkswagen prior to the date of original issuance of this Note as set forth on the respective recall notices issued in or about July 2002.

          "GAAP" means US generally accepted accounting principles, Consistently Applied (as such term is defined in the Purchase Agreement).

          "GOVERNMENTAL ENTITY" means any nation or government, any foreign, federal, state, province, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, court or arbitrator of competent jurisdiction, stock exchange board, bureau, instrumentality, agency, organization, self-regulatory authority or other entity exercising executive, legislative, judicial, taxing, regulatory, quasi-governmental or administrative powers or functions of or pertaining to government.

          "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, commodity future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

          "INCOME TAXES" means Taxes imposed upon, or measured by, net income.

          "INCREMENTAL AMOUNT" shall have the meaning ascribed thereto in
Section 6.9 hereof.

          "INDEBTEDNESS" means (without duplication), with respect to any Person, whether recourse to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (d) every obligation of such Person issued or assumed as the deferred

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purchase price of property or services, (e) every capitalized lease obligation of such Person, (f) every obligation of such Person under Hedge Agreements, and
(g) every obligation of the type referred to in clauses (a) through (f) of another Person and all other obligations of another Person (i) the payment of which, in either case, such Person has guaranteed or (ii) which is secured by any Lien on any property or asset of such Person, the amount of such Indebtedness being deemed to be the lesser of the actual amount of the guarantee or the value of such property or assets subject to such Lien, as the case may be, and the amount of the Indebtedness so guaranteed or secured, as the case may be. Notwithstanding the foregoing, trade accounts payable arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such Person will not be considered Indebtedness for purposes of this definition. The amount outstanding at any time of any Indebtedness issued with original issue discount shall be the aggregate principal amount at maturity of such Indebtedness, less the remaining unamortized portion of the original issued discount of such Indebtedness at such time, as determined in accordance with GAAP.

          "LIEN" means any preemptive right, mortgage, restriction on voting or transfer or any pledge, lien (statutory or otherwise), usufruct, hypothetical assignment for security, "claim" (as such term is used in this context outside of the United States), preference priority charge, hypothecary, encumbrance or security interest of any kind.

          "LIQUIDATION" means any voluntary or involuntary liquidation, dissolution or winding up of any of (x) the Issuers or (y) one or more members of the CHAAS Group that, in the aggregate, generate more than 25% of the Adjusted Consolidated EBITDA of the CHAAS Group taken as a whole, determined, for purposes of the Liquidation of more than one such member, by the sum of the contribution of such members to such Adjusted Consolidated EBITDA as of the time of the consummation of the Liquidation of such members and, in all cases, based on the trailing four fiscal quarters for which financial statements of the CHAAS Group are at the time of the consummation thereof available; PROVIDED, HOWEVER, that the term Liquidation shall not include any dissolution, liquidation or winding up in connection with any merger or consolidation of any such member or members of the CHAAS Group effected to reincorporate in another jurisdiction or the conversion of any such member or members into another legal form (so long as such successor assumes by operation of law or otherwise expressly assumes all obligations hereunder).

          "MANAGEMENT AGREEMENT" means the management agreement among CHAAS Acquisition, the Company and CHI, as may be amended, modified or supplemented from time to time.

          "PERSON" means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Entity.

          "PREFERRED UNITS" means the preferred units of CHAAS Acquisitions and any other equity interests of CHAAS Acquisition which entitle the holder thereof to a preference with respect to the payment of dividends or distributions, or as to the liquidating dividends or distribution of assets upon any voluntary or involuntary liquidation or dissolution of CHAAS Acquisition, over the Common Units.

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          "PROCEEDING" means, as to any Person, (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to such Person or its properties as such or (ii) any assignment for the benefit of creditors or marshalling of the assets of such Person.

          "PUBLIC OFFERING" shall mean a public offering of equity interests of CHAAS Acquisition or any of its Subsidiaries or any successor to CHAAS Acquisition or such Subsidiaries.

          "PURCHASE AGREEMENT" means the Securities Purchase Agreement among CHAAS Acquisition, the Company, Holder, J. P. Morgan Partners (23A SBIC), L.L.C., in its capacity as Sellers' Representative, and the other parties thereto, dated as of April 15, 2003, relating to the acquisition of all of the membership interests of the Company, as may be amended, modified or supplemented from time to time.

          "SECURITY" shall have the meaning given to such term in Section 2(1) of the Securities Act.

          "SELLERS" shall mean the Persons designated as Sellers on the signature pages to the Purchase Agreement.

          "SENIOR AGENT" means General Electric Capital Corporation, as agent for the lenders under the Senior Secured Loan Document, or any other Person appointed by the holders of the Indebtedness owing under the Senior Secured Loan Document as "Senior Agent" for the purposes of this Note and, after the Indebtedness under the Senior Secured Loan Document has been paid in full, CHP IV under the Senior Subordinated Loan Document, any other Person appointed by the holders of the Indebtedness owing under any Senior Subordinated Loan Document as "Senior Agent" for the purposes of this Note or any other Person serving in a comparable capacity with respect to any other Senior Indebtedness.

          "SENIOR EVENT OF DEFAULT" means an Event of Default, as such term or comparable term is defined or otherwise used in a Senior Loan Document.

          "SENIOR INDEBTEDNESS" means the principal of and premium, if any, and interest on any Indebtedness (including interest accruing (at the rate provided for in the Senior Loan Documents applicable thereto) after the filing of a petition initiating any Proceeding or any other proceeding pursuant to any bankruptcy law, insolvency law or other similar law, in each case, whether or not a claim for such interest is allowed) and all other amounts due (including without limitation all fees, costs, indemnities and expenses) on or in connection with any Indebtedness of CHAAS Acquisition, the Issuers, Brink B.V., a Netherlands BESLOTEN VENNOOTSCHAP MET BEPERKTE AANSPRAKELIJKHEID ("BRINK BV"), or any of their respective direct or indirect Subsidiaries, including without limitation, under (i) any Senior Secured Loan Document (including without limitation all US Loans and all European Loans, each as defined in the Senior Secured Loan Document in effect on the date hereof) or (ii) any Senior Subordinated Loan Document, in each case, outstanding on the date hereof or hereafter incurred; PROVIDED, HOWEVER, that Senior Indebtedness (which shall, for the avoidance of doubt, include all Indebtedness owing under any Senior Loan Document) shall not include any Subordinated Indebtedness or Indebtedness which,

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by its terms, is pari passu with, or subordinated in right of payment to, any
Subordinated Indebtedness of any Issuer.

          "SENIOR LOAN DOCUMENT" means a credit agreement, loan agreement, securities purchase agreement, indenture, promissory note, guaranty, security agreement or other agreement, instrument or other document (as the same may be amended, supplemented or otherwise modified from time to time) entered into from time to time by CHAAS Acquisition, any Issuer, Brink BV and/or any of their respective direct and indirect Subsidiaries in connection with any Senior Indebtedness, including without limitation, the Senior Secured Loan Document, the Senior Subordinated Loan Document and all Loan Documents (as defined under the Senior Secured Loan Document), each as may be amended, supplemented, or otherwise modified from time to time, including, without limitation, amendments, modifications, supplements and restatements thereof giving effect to increases, renewals and extensions thereof, or refunded, deferred, restructured, replaced or refinanced from time to time in whole or in part (whether with the original agent or agents and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Loan Document or other credit, finance, loan, underwriting or purchase agreements, instruments, indentures or otherwise).

          "SENIOR SECURED LOAN DOCUMENT" means the Credit Agreement dated as of the date hereof among SportRack, Valley, Brink B.V., various lenders from time to time party thereto, and General Electric Capital Corporation as agent for such lenders, as such Credit Agreement may be amended, supplemented, or otherwise modified from time to time, including, without limitation, amendments, modifications, supplements and restatements thereof giving effect to increases, renewals and extensions thereof, or refunded, deferred, restructured, replaced or refinanced from time to time in whole or in part (whether with the original agent or agents and lenders or other agents and lenders or otherwise, and whether provided under the original Credit Agreement or other credit, finance, loan, underwriting or purchase agreements, instruments, indentures or otherwise).

          "SENIOR SUBORDINATED LOAN DOCUMENT" means the Convertible Subordinated Bridge Promissory Note issued by SportRack and Valley to CHP IV or one or more of its Affiliates, dated as of the date hereof, as may be amended, supplemented, or otherwise modified from time to time, including, without limitation, amendments, modifications, supplements and restatements thereof giving effect to increases, renewals and extensions thereof, or refunded, deferred, restructured, replaced or refinanced from time to time in whole or in part (whether with CHP IV, any Affiliate of CHP IV, any other agents or lenders or otherwise, and whether provided under the Convertible Subordinated Bridge Promissory Note or any other credit, finance, loan, underwriting or purchase agreements, instruments, indentures or otherwise).

          "SUBORDINATED INDEBTEDNESS" means all principal of, and interest on, and any other amounts owing under this Note and any other promissory notes issued by the Issuers from time to time to the Sellers in connection with the Purchase Agreement, including any Contingent Payment Notes.

          "SUBSIDIARY" means, with respect to any Person at any time, any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of:

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          (a)    the issued and outstanding shares of capital stock having
     ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency);

          (b) the interest in the capital or profits of such partnership, joint venture or limited liability company; or

          (c)    the beneficial interest in such trust or estate,

is, at such time, directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "TAX" (or, when referring to more than one Tax, the term "TAXES") includes any Federal, state, provincial, local or foreign net income, gross income, net receipts, gross receipts, profit, capital, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, AD VALOREM, value-added, transfer, stamp, employment or other tax, custom, duty, fee or other governmental charge of any kind, together with any interest, fine, penalty, addition to tax or additional amount imposed with respect thereto.

     Section 2.  SUBORDINATION.

          Section 2.1. AGREEMENT TO SUBORDINATE. The Issuers and the Holder agree that the Subordinated Indebtedness does not constitute Senior Indebtedness and is and shall be subordinate, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of the Senior Indebtedness. For purposes of this Note, the Senior Indebtedness shall not be deemed to have been paid in full until the holders thereof shall have received payment in full of the Senior Indebtedness in cash and all commitments to lend under the Senior Loan Documents have terminated.

          Section 2.2.    RESTRICTIONS ON PAYMENT OF THE SUBORDINATED
INDEBTEDNESS.

          (a) Notwithstanding any other term of this Note or any other document, the Holder will not ask, demand, sue for, take or receive, directly or indirectly, from any Issuer, any guarantor or any other obligor of the Subordinated Indebtedness (and the Issuers, any guarantor or obligor of the Subordinated Indebtedness will not make) in cash or other property, by set-off, or in any other manner, payment of, or security for, any or all of the Subordinated Indebtedness unless and until the Senior Indebtedness shall have been paid in full; PROVIDED, HOWEVER, that, subject to the following proviso, the Holder may receive, and any Issuer may pay (i) in cash or other property, the principal amount of this Note on or after the Final Maturity Date ("PERMITTED CASH PRINCIPAL PAYMENT"), (ii) in kind, either through the issuance of new subordinated notes on the exact same terms or capitalization of such interest to the Note (as opposed to payment in cash or other property), interest on the Subordinated Indebtedness evidenced by this Note in the stated amounts and on the stated dates of payment hereof ("PERMITTED PIK PAYMENTS"), (iii) in cash or other property, all accrued and unpaid interest on the Subordinated Indebtedness evidenced by this Note in the stated amounts on or after the Final Maturity Date ("PERMITTED CASH INTEREST PAYMENT"), (iv) by way of set-off, the principal amount and all accrued and unpaid interest on the Subordinated Indebtedness evidenced by this Note against payments due by the Holder to the extent provided under Section 6.2 hereof ("PERMITTED SET-OFF PAYMENTS") and (v) to the extent permitted under Section 6.9 hereof, in cash or other property, the principal amount of this Note represented by any Incremental Amount, which shall in no event exceed the US Dollar equivalent of EURO 45,379, in the aggregate, in any twelve-month period, together with any accrued and unpaid interest on such Incremental Amount ("PERMITTED CASH INCREMENTAL AMOUNT PAYMENTS"); PROVIDED, however, no Permitted Cash Principal Payment, Permitted Cash Incremental Amount Payment or Permitted Cash Interest Payment shall be made if, at the time of making such payment and immediately after giving effect thereto, a Senior Event of Default shall have occurred and be continuing or would result after giving effect to such payment or the Senior Agent shall have delivered to the Issuers and the Holder a written notice (a "PAYMENT BLOCKAGE NOTICE"), and which shall specify that it is a Payment Blockage Notice delivered pursuant to these subordination provisions, shall state that a Senior Event of Default has occurred and is continuing and (x) 180 days shall not have elapsed from the Final Maturity Date (but in no event shall a Payment Blockage Notice be effective for any period after July 15, 2011, at which time all existing Payment Blockage Notices shall cease to be effective and no Senior Agent or any holder of Senior Indebtedness shall have the right to deliver any other Payment Blockage Notices thereafter (and if delivered shall be void)) and
     (y) such Senior Event of Default described in each Payment Blockage Notice (if effective) shall not have been remedied or waived by the requisite percentage of holders of Senior Indebtedness under the applicable Senior Loan Document pursuant to which each such Senior Event of Default has arisen; PROVIDED, FURTHER, HOWEVER, that in no event may the periods covered by any one or more Payment Blockage Notice exceed 180 days in any 360 consecutive day period.

          (b) This Note shall continue to accrue interest during any period of Payment Blockage Notice and may not be paid except for Permitted PIK Payments and Permitted Set-Off Payments.

          Section 2.3.    ADDITIONAL PROVISIONS CONCERNING SUBORDINATION.

          (a) If any Proceeding shall have been commenced and be continuing with respect to any Issuer or any guarantor or obligor of any Subordinated Indebtedness, all Senior Indebtedness (including without limitation all Indebtedness owing under any Senior Secured Loan Document and any Senior Subordinated Loan Document, whether in effect on the date hereof or hereafter) shall first be paid in full before the Holder shall be entitled to receive any payment (whether in cash, securities or other property), other than Permitted PIK Payments or Permitted Set-Off Payments, by or on behalf of any Issuer, such guarantor or such obligor on account of any Subordinated Indebtedness.

          (b) All payments or distributions upon or with respect to the Subordinated Indebtedness which are received by the Holder contrary to the provisions of this Note shall be received in trust for the benefit of the holders of the Senior Indebtedness, shall be segregated from other funds and property held by the Holder and shall be forthwith paid over to the Senior Agent, in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to or held as collateral (in the case of securities or other non-cash property) for the payment or prepayment of the Senior Indebtedness under the Senior

     Secured Loan Document until the Senior Indebtedness under the Senior Secured Loan Document shall have been paid in full, and after all Senior Indebtedness under the Senior Secured Loan Document has been paid in full, to the "Senior Agent" designated under any Indebtedness that is junior or pari passi in right of payment to the Senior Indebtedness owing under any Senior Secured Loan Document and senior in right of payment to the Senior Indebtedness owing under any Senior Subordinated Loan Document, and after all such Senior Indebtedness has been paid in full, to the Senior Agent under the Senior Subordinated Loan Document for the payment or prepayment of the Senior Indebtedness under the Senior Subordinated Loan Document until the Senior Indebtedness under the Senior Subordinated Loan Document shall have been paid in full. In the event of a Proceeding involving any Issuer or any guarantor or obligor of any Subordinated Indebtedness, the Holder (i) irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such payments or distributions upon or with respect to the Subordinated Indebtedness to Senior Agent and (ii) irrevocably authorizes and empowers Senior Agent, in the name of the Holder, to demand, sue for, collect and receive any and all such payments or distributions on the Subordinated Indebtedness, in each case, in accordance with the terms hereof.

          (c) Holder agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Indebtedness or any liens and security interests securing the Senior Indebtedness.

          (d) In the event of a Proceeding involving any Issuer or any guarantor or obligor of any Subordinated Indebtedness, Holder empowers and appoints Senior Agent its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of Holder promptly to do so prior to 30 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of Holder to do so prior to 15 days before the expiration of the time to vote any such claim; provided Senior Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Senior Agent votes any claim in accordance with the authority granted hereby, Holder shall not be entitled to change or withdraw such vote.

          (e) The holders of Senior Indebtedness are hereby authorized to demand specific performance of this Note, and the Issuers hereby irrevocably waive any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

          Section 2.4. SENIOR INDEBTEDNESS STANDSTILL PROVISIONS. Until the earlier of (i) the Senior Indebtedness being paid in full and (ii) the later of
(x) the Final Maturity Date and (y) the date that all Payment Blockage Notices have expired or are no longer effective in accordance with Section 2.2(a), but, in each case, in no event later than July 15, 2011 (at which time all existing Payment Blockage Notices shall cease to be effective and no Senior Agent or any holder of Senior Indebtedness shall have the right to deliver any other Payment Blockage Notices thereafter (and, if so delivered, shall be void)), Holder shall not, without prior written consent of each of the holders of the Senior Indebtedness, take any Enforcement Action with respect to the Subordinated Indebtedness, other than Enforcement Actions with respect to the Issuers' obligation to make Permitted Cash Incremental Amount Payments in accordance with
Section 6.9 hereof. Notwithstanding the foregoing, Holder may file proofs of claim against any Issuer in any Proceeding involving any Issuer. Any distributions, payments or other proceeds of any Enforcement Action obtained by Holder in violation of the foregoing prohibition shall be subject to Section 2.3(b) above.

          Section 2.5.    SENIOR INDEBTEDNESS UNCONDITIONAL.

          (a) All rights and interests of the holders of the Senior Indebtedness hereunder, and all agreements and obligations of the Holder and any Issuer hereunder, shall remain in full force and effect, and the Senior Indebtedness shall continue to be treated as Senior Indebtedness under this Note, irrespective of: (i) any lack of validity or enforceability of any Senior Loan Document or any other agreement or instrument relating thereto, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Senior Indebtedness, or any other amendment or waiver of or any consent to departure from any Senior Loan Document, (iii) any exchange or release of, or non-perfection of any Lien on or security interest in, any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Indebtedness, (iv) whether all or any part of the Senior Indebtedness or the security interests securing the Senior Indebtedness are subordinated, set aside, avoided, invalidated or disallowed in connection with any Proceeding or (v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Issuer in respect of the Senior Indebtedness of the Holder or any Issuer in respect of this Note.

          (b) This entire Section 2 shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by a holder of Senior Indebtedness upon the commencement of a Proceeding or otherwise, all as though such payment had not been made.

          Section 2.6. WAIVERS. Except as otherwise expressly provided herein, each Issuer hereby waives promptness and diligence, and each of the Holder and the Issuers hereby waives (a) notice of acceptance and notice of the incurrence of any Senior Indebtedness by the Issuers, (b) notice of any actions taken by the holder of any Senior Indebtedness or the Issuers or any other Person under any Senior Loan Document or any other agreement or instrument relating thereto other than Payment Blockage Notices, (c) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Senior Indebtedness or of the obligations of the Holder and the Issuers hereunder, the omission of or delay in which, but for the provisions of this Section, might constitute grounds for relieving the Holder or the Issuers of their obligations hereunder and (d) any requirement that any holder of Senior Indebtedness protect, secure, perfect or insure any security interest or other lien or any property subject thereto or exhaust any right to take any action against any Issuer or any other Person or any collateral.

          Section 2.7. SUBROGATION. No payment or distribution to a holder of Senior Indebtedness pursuant to the provisions of this Note shall entitle the Holder to exercise any rights of subrogation in respect thereof until all of the Senior Indebtedness shall have been paid in full. After all of the Senior Indebtedness shall have been paid in full, the Holder shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Issuers applicable to the Senior Indebtedness until all amounts owing in respect of the Subordinated Debt shall be paid in full, and for the purpose of such subrogation, no such payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Issuers or by or on behalf of the Holder by virtue of this Section 2 which otherwise would have been made to the Holder shall, as among the Issuers, their creditors (other than the holders of its Senior Indebtedness) and the Holder, be deemed to be payment by the Issuers to or on account of the Senior Indebtedness, it being understood that the above provisions relating to subordination are solely for the purpose of defining the relative rights of the holders of the Senior Indebtedness on the one hand, and the Holder, on the other hand.

          Section 2.8.    OBLIGATIONS OF ISSUERS UNCONDITIONAL; ABSENCE OF
NOTICE.

          (a) Except to the extent that the Holder has authorized the Issuers, and the Issuers have bound themselves, not to make any payment on the Subordinated Indebtedness other than in accordance with this Note, as set forth in the Issuers' undertaking appearing in this Note, nothing contained herein shall impair, as between the Issuers and the Holder, the obligation of the Issuers, which is absolute and unconditional, to pay the principal amount of and interest on the Subordinated Indebtedness in accordance with the terms hereof, or affect the relative rights of the Holder and creditors of the Issuers other than the holders of the Senior Indebtedness, nor shall anything herein (other than Section 2.4 above) prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default, subject to the rights, if any, under this Note of the holders of the Senior Indebtedness.

          (b) The Holder shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to it or the taking of any other action under this Note, unless and until the Holder and the Issuers shall have received a notice thereof from the applicable holders of the Senior Indebtedness and, prior to the receipt of any such notice, the Holder shall be entitled to assume that no such facts exist.

     Section 3.  INTENTIONALLY OMITTED

     Section 4. EVENTS OF DEFAULT. If any of the following events (each, an "EVENT OF DEFAULT," and collectively, the "EVENTS OF DEFAULT") shall occur and be continuing:

          (a) the failure of any Issuer to pay any principal amount of, or interest on, this Note when due, by acceleration or otherwise;

          (b) default in the observance of the covenants set forth herein in any of Sections 7.6, 7.7, 7.8 or 7.9 of the Purchase Agreement, which default shall remain uncured for a period of fifteen (15) days after notice thereof by the Holder to the Issuers;

          (c) (i) commencement of any Liquidation; (ii) the general assignment for the benefit of its creditors by any Issuer or by one or more members of the CHAAS Group that generate more than 25% of the Adjusted Consolidated EBITDA of the CHAAS Group taken as a whole, determined, for purposes of the general assignment by more than one such member, by the sum of the contribution of such members to such Adjusted Consolidated EBITDA as of the date of the general assignment by such members and, in all cases, based on the trailing four fiscal quarters for which financial statements of the CHAAS Group are then available; (iii) the commencement of any Proceeding by or against any Issuer or one or more members of the CHAAS Group that generate more than 25% of the Adjusted Consolidated EBITDA of the CHAAS Group taken as a whole, determined, for purposes of a Proceeding by or against more than one such member, by the sum of the contribution of such members to such Adjusted Consolidated EBITDA as of the date of the Proceeding of such members and, in all cases, based on the trailing four fiscal quarters for which financial statements of the CHAAS Group are then available, whether voluntary or involuntary, or other action referred to in clause (i) or (ii) which results in the entry of an order for relief or any such adjudication or appointment which remains undismissed, undischarged, or unstayed for a period of ninety (90) days; or (iv) the taking of any corporate action for the purposes of any of the foregoing;

          (d) default by the obligor or any guarantor under any Senior Indebtedness shall be made with respect to any Senior Indebtedness and as a result thereof the maturity of Senior Indebtedness in an aggregate principal amount of at least $15,000,000 shall have been accelerated prior to its stated maturity; or

          (e)    any Change in Control shall have occurred.

then and in any such event, the Holder may, upon notice to the Issuers, declare the entire unpaid principal amount of this Note, together with all accrued and unpaid interest thereon (including, but not limited to, any overdue interest), to be due and payable, PROVIDED, HOWEVER, that as to clause (c), the entire unpaid principal amount of this Note, together with all accrued and unpaid interest thereon (including, but not limited to, any overdue interest) shall be due and payable automatically and without diligence, presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived.

     Section 5.  PREPAYMENT.

          Section 5.1. OPTIONAL PREPAYMENT. Subject to the provisions contained in Section 2 of this Note, any Issuer may, at its option, prepay the principal of and interest on this Note, in whole or in part, at any time and from time to time, without penalty or premium.

          Section 5.2. MANDATORY PREPAYMENTS. Subject to the provisions contained in Section 2 of this Note, upon the occurrence of each Designated Public Offering and each Designated CHP Sale, the Issuers shall prepay a percentage of the then outstanding principal of this Note and accrued and unpaid interest thereon equal to the percentage of the value of equity interests sold by the Castle Harlan Group in relation to the value of its equity interests as of the date thereof in such Designated Public Offering, valuing such interests as provided in the definition of "Designated Public Offering" or "Designated CHP Sale," as the case may be.

     Section 6.  MISCELLANEOUS.

          Section 6.1. AMENDMENTS/THIRD PARTY BENEFICIARIES. No amendment of any provision of this Note shall be effective unless it is in writing and signed by the Issuers and the holders of a majority of the then outstanding aggregate principal amount of all of the outstanding Promissory Notes, and no waiver of any provision of this Note, and no consent to any departure therefrom, shall be effective unless it is in writing and signed by such holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. In addition to the foregoing, no amendment, waiver or other modification of any provision of this Note shall be effective unless it is in writing and signed by (i) if all of the Senior Indebtedness under the Senior Secured Loan Document has not been paid in full, the Senior Agent and (ii) if all of the other Senior Indebtedness has not been paid in full, the lowest percentage of holders of Senior Indebtedness under the relevant Senior Loan Document necessary to effect a waiver or amendment under such Senior Loan Document to the extent that the effect of such amendment is to: (a) increase the principal, premium, interest rate, fees and expenses under this Note or provide for interest to be payable in cash or property, except as set forth in Section 6.9; (b) accelerate the dates upon which payments of principal, interest or other amounts are due under this Note or accelerate the principal, interest or other amount of the Indebtedness owing under this Note (including by amending the definition of Final Maturity Date to provide for a maturity date that is earlier than the Final Maturity Date (as this Note is in effect on the date hereof)); (c) add or make more restrictive any Event of Default or covenant with respect to the Indebtedness under this Note; (d) make more onerous on the Issuers the redemption or prepayment provisions of the Indebtedness under this Note; (e) make more onerous the subordination provisions under this Note (or the subordination terms of any guaranty of this Note), including without limitation
Section 2 hereof and any definition relating thereto; (f) alter this sentence in a manner adverse to any holder of Senior Indebtedness, (g) change or amend the definitions of Senior Indebtedness, Enforcement Action, Subordinated Indebtedness, Senior Secured Loan Document, Senior Subordinated Loan Document and any definitions relating to any of the foregoing in a manner adverse to any holder of Senior Indebtedness or (h) change or amend any other term hereof if such change or amendment would materially increase the obligations of any Issuer or confer additional material rights on the Holder in a manner adverse to any holder of the Senior Indebtedness. The holders of the Senior Indebtedness are intended beneficiaries of the foregoing sentence and all the subordination provisions set forth in this Note, including without limitation Section 2 and
Section 6.2 hereof.

          Section 6.2. SET-OFF. Payments of all or any portion of the outstanding principal amount, together with unpaid interest thereon, due and payable to any Holder hereunder shall be subject to set-off by any Issuer for any amounts due to CHAAS Acquisition or its Affiliates as provided in Article IX of the Purchase Agreement (as in effect on the date hereof). Without the consent of Senior Agent, no such set-off shall be permitted unless (i) such set-off is being made with respect to non-monetary payments and expenses as provided under
Section 9.5(g)(i) (as in effect on the date hereof) of the Purchase Agreement for which no cash indemnification is provided for under the Purchase Agreement or (ii) all of the funds in the Escrow Agreement (as defined in the Purchase Agreement as in effect on the date hereof) and, if applicable, the additional $10 million of indemnification provided in Section 9.5(f) (as in effect on the date hereof) of the Purchase Agreement, have each been fully exhausted.

          Section 6.3. EXERCISE OF REMEDIES. No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

          Section 6.4. UNENFORCEABILITY. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 6.5. NOTICES. All notices and other communications provided for hereunder shall be in writing, shall be mailed, telecopied or delivered, if to the Holder, to it at its address as specified in the Purchase Agreement, with a copy to the Sellers' Representative under the Purchase Agreement at J.P. Morgan Partners (23A SBIC), L.L.C., c/o J.P. Morgan Partners, LLC, 1221 Avenue of the Americas, New York, New York 10020; Attention: Official Notices Clerk; facsimile no. (212) 899-3401; and if to the Issuers, to it Attention: Howard Weiss c/o Castle Harlan Partners IV, L.P., 150 East 58th Street, New York, New York 10155, facsimile no: (212) 207-8042; and if to the Senior Agent under the Senior Secured Loan Document: General Electric Corporation, 335 Madison Avenue, 12th Floor, New York, New York 10017, Attention: SportRack/Valley/Brink Account Officer, facsimile no: 212 983-8766, General Electric Capital Corporation, 201 High Ridge Road, Stamford, Connecticut 06927-5100. Attention: Corporate Financial Services - General Counsel, facsimile: (203) 316-7899 and General Electric Capital Corporation, 500 West Monroe Street, Chicago, Illinois 60661,
Attention: Corporate Counsel, Commercial Finance - Merchant Banking; facsimile:
(312) 441-6876; and to any other Senior Agent under any other Senior Loan Document to the address designated by the Issuers from time to time, or as to any such Person at such other address as shall be designated by such Person and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by fax (with immediate confirmation) or nationally recognized overnight courier service and shall be effective (i) if mailed, five days after being deposited in the mails, (ii) if telecopied, when received, and (iii) if delivered, upon delivery. One of the Issuers shall notify the Senior Agent as to any change in address of any of the Issuers. Notice of any action by (including, without limitation, delivery of a Payment Blockage Notice) the Senior Agent or any Issuer delivered to the Sellers' Representative shall be deemed notice to all Holders for all purposes under this Note. The Sellers' Representative shall notify the Issuers and the Senior Agent of any change in address of the Sellers' Representative.

          Section 6.6. JURISDICTION. EACH ISSUER AND THE HOLDER (BY ITS ACCEPTANCE HEREOF) EACH HEREBY (A) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, (B) WAIVES ANY DEFENSE BASED ON DOCTRINES OF VENUE OR FORUM NON CONVENIENS, OR SIMILAR RULES OR DOCTRINES, AND (C) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH AN ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT.

          Section 6.7. JURY TRIAL. EACH ISSUER AND THE HOLDER (BY ITS ACCEPTANCE HEREOF) MUTUALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE.

          Section 6.8. GOVERNING LAW. This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York applicable to contracts made and to be performed therein without consideration as to choice of law.

          Section 6.9. PROVISIONS RELATING TO NETHERLANDS DOMICILIARIES. To the extent that the Holder of this Note is entitled to an increase in the principal amount of this Note by virtue of the operation of Section 2.4(c) of the Purchase Agreement, each such time an increase in the principal amount of this Note is required in accordance with Section 2.4(c) of the Purchase Agreement and provided the Holder shall have certified to CHAAS Acquisition and the Issuers at such time that it is a Netherlands Domiciliary (as defined in the Purchase Agreement) and the Holder is not eligible to be issued a Contingent Payment Note in an amount less than EURO 45,379 without registration of such Contingent Payment Note under the Laws of the Netherlands, the Issuers shall issue to the Holder of this Note a new Note upon delivery of this Note by the Holder to the Issuers reflecting the increase in the principal amount of such Promissory Note (such amount, the "INCREMENTAL AMOUNT"). Subject to the provisions contained in Section 2 of this Note, following the end of each fiscal year in which this Note remains outstanding, the Issuers shall pay in cash the maximum amount of the principal outstanding under this Note represented by any Incremental Amount (together with any accrued and unpaid interest on such Incremental Amount) to the extent the payment of which would not reasonably likely result in or cause, without giving effect to the passage of time, at the time of such payment or during the fiscal quarter in which such payment is otherwise to be made, a Senior Event of Default. Such payments shall be made as to such Incremental Amount owing under this Note (together with accrued and unpaid interest on such Incremental Amount) in the same proportion as payments are made in respect of any Contingent Payment Notes (together with accrued and unpaid interest thereon) and any other Incremental Amount (together with any accrued and unpaid interest on such other Incremental Amount) outstanding under any other Promissory Note that has an Incremental Amount outstanding thereunder and shall be made promptly following the Issuers' delivery of covenant compliance certificates required under any Senior Loan Document for the fiscal year then ended. Any dispute concerning payments of any Incremental Amount under this Section 6.9 shall be governed by Sections 2.3(b)(ii) and (iii) of the Purchase Agreement.

          Section 6.10. SUBORDINATED GUARANTEE. The obligation to pay principal and interest on this Note when due is guaranteed, jointly and severally, by CHAAS Acquisition, AAS Acquisitions, LLC, a Delaware limited liability company, the Company, Valtek, LLC, a Delaware limited liability company and AAS Capital Corporation, a Delaware corporation, pursuant to that certain Subordinated Guarantee dated as of even date herewith in favor of Holder.

                                        ISSUERS


                                        SPORTRACK, LLC

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        VALLEY INDUSTRIES, LLC

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: